UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUCAMPO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 21, 2017

Dear Fellow Stockholders:

You are cordially invited to attend the Sucampo Pharmaceuticals, Inc. Annual Meeting of Stockholders to be held on June 1, 2017 at 8:30 a.m., Eastern Time, at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland 20850. Details about the meeting, nominees for our board of directors and other matters to be acted on are included in the Notice of 2017 Annual Meeting of Stockholders and Proxy Statement that follow.

We hope you plan to attend the annual meeting. Whether or not you plan to attend the meeting, please vote your shares by following the instructions set forth in the Proxy Statement. Your proxy may be revoked by you at any time before it is exercised as explained in the Proxy Statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Sucampo Pharmaceuticals, Inc. stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

On behalf of our board of directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Peter Greenleaf
Chief Executive Officer, Chairman of the Board of Directors

SUCAMPO PHARMACEUTICALS, INC.

805 king farm boulevard, suite 550

rockville, MARYLAND 20850

 ________________

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 1, 2017

 ________________

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. will be held on Thursday, June 1, 2017 at 8:30 a.m., Eastern Time, at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland 20850. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election to the board of directors of the Board’s nominee, Peter Greenleaf, as a class 2 director, for a term ending upon the 2020 annual meeting of stockholders.
2.	The ratification of the selection by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
3.	Advisory approval of the compensation of our named executive officers, as disclosed in the proxy statement.
4.	Advisory indication of the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.

Stockholders also will consider and vote on any other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Our board of directors has no knowledge of any other matters which may come before the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Stockholders of record at the close of business on April 3, 2017 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own.

We hope that all stockholders will be able to attend the annual meeting in person. In order to ensure that a quorum is present at the meeting, please submit your proxy by following the instructions in the proxy statement below, whether or not you plan to attend the annual meeting. If you return a proxy, you may cancel it by delivering a later dated proxy (prior to the annual meeting) or voting in person at the annual meeting. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 1, 2017:

The Notice of 2017 Annual Meeting and Proxy Statement, and Annual Report on Form 10-K are available at www.sucampo.com/proxy.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Matthias Alder
Corporate Secretary

Rockville, Maryland

April 21, 2017

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WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AND RETURN YOUR PROXY AS SOON AS POSSIBLE PRIOR TO THE ANNUAL MEETING.

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SUCAMPO PHARMACEUTICALS, INC.

805 king farm boulevard, suite 550

ROCKVILLE, MARYLAND 20850

 ________________

PROXY STATEMENT

 ________________

For the 2017 Annual Meeting of Stockholders

To Be Held On June 1, 2017

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Sucampo Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Sucampo”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about April 21, 2017 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Thursday, June 1, 2017 at 8:30 a.m., Eastern Time, at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland 20850. Directions to the annual meeting may be found at www.sucampo.com/proxy. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 3, 2017 will be entitled to vote at the annual meeting. On this record date, there were 43,454,617 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on April 3, 2017 your shares were registered directly in your name with Sucampo’s transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 3, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

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What am I voting on?

There are four matters scheduled for a vote:

•	Election of one Class 2 director;

•	Ratification of selection by the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017;

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Advisory indication of the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit shareholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 31, 2017 to be counted.

•	To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on May 31, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Sucampo. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

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Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 3, 2017.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1, 3 or 4 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director, “For” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017, “For” the advisory approval of executive compensation and for “One Year” as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

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Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Sucampo’s Corporate Secretary at 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 22, 2017, to Sucampo’s Corporate Secretary at 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so in writing, and your proposal must be received by our Corporate Secretary at our principal offices no earlier than February 2, 2018 and no later than March 4, 2018.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed:

•	a brief description of the business desired to be brought before the annual meeting;

•	the text relating to the business and the reasons for conducting such business at the annual meeting;

•	the name and address of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

•	the class or series and number of shares of stock owned of record and beneficially by the stockholder and beneficial owner

•	a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business;

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

•	a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of capital stock representing at least the percentage of voting power of all of the corporation’s capital stock outstanding as of the record date of the annual meeting required to approve or adopt the proposal, and/or otherwise to solicit proxies from stockholders in support of such proposal.

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If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director:

•	such person’s name, age, business address and, if known, residence address;

•	such person’s principal occupation or employment;

•	the class or series and number of shares of stock of the corporation which are beneficially owned by such person; and

•	any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act, including the person’s written consent to being named as a nominee.

We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

As to the stockholder giving the notice, the notice must contain:

•	such stockholder’s name and address;

•	the class or series and number of shares of stock which are owned, beneficially and of record, by such stockholder;

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and

•	a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of capital stock representing at least the percentage of voting power of all of the shares of capital stock of the corporation outstanding as of the record date of the annual meeting reasonably believed by such stockholder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and/or otherwise to solicit proxies from stockholders in support of such nomination.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on August 2, 2013.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of shareholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Pursuant to Sucampo’s bylaws, abstentions and broker non-votes will not be counted towards the vote total and will not affect the outcome of each such proposal.

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What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominee receiving the most “For” votes; Withheld votes will have no effect	N/A	None
2	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017	“For” votes from the holders of a majority of shares present in person or represented by proxy and voting affirmatively or negatively on such matter	None	None
3	Advisory approval of the compensation of the Company’s named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and voting affirmatively or negatively on such matter	None	None
4	Advisory vote on the frequency of shareholder advisory votes on executive compensation	The frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote	None	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 43,454,617 shares outstanding and entitled to vote. Thus, the holders of 21,727,309 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date; if no stockholder is present, either in person or by proxy, then any officer entitled to preside at or to act as secretary of such meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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What proxy materials are available on the internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at www.sucampo.com/proxy.

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PROPOSAL ONE — ELECTION OF DIRECTORS

As a result of the decision to nominate only one director for re-election at the 2017 annual meeting, our board of directors authorized a reduction in number from seven members to six members, effective as of June 1, 2017. Our board of directors is classified, meaning that each of our directors is designated to one of three classes and is elected to serve a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

We currently have two directors in class 1, two directors in class 2 and three directors in class 3. Our board of directors, based on the recommendation of our nominating and corporate governance committee, nominated Mr. Greenleaf, one of the current class 2 directors, as the candidate for election at the 2017 annual meeting. Mr. Greenleaf was previously elected by the Company’s stockholders. If re-elected, Mr. Greenleaf will have a term expiring at the 2020 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. Dr. Daniel Getman, a current class 2 director, was not nominated for re-election, and as a result his term as a director will end as of the 2017 annual meeting. The class 1 directors have terms expiring at the 2019 annual meeting and the class 3 directors have terms expiring at the 2018 annual meeting.

At the 2017 annual meeting, stockholders will have an opportunity to vote for the nominee for director listed below. The persons named in the enclosed proxy card will vote to elect the nominee as director, unless you withhold authority to vote for the election of the nominee by marking the proxy card to that effect. The nominee has indicated his willingness to serve, if elected. However, if the nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected.

Our Board seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. The brief biography below includes information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee and the Board to recommend that the nominee should continue to serve on the Board. However, each of the members of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Director Nominee

Peter Greenleaf, age 47. Mr. Greenleaf became our Chairman in January 2016 and has been our Chief Executive Officer and a member of our Board of Directors since March 2014. Prior to his leadership of Sucampo, Mr. Greenleaf served as Chief Executive Officer and member of the Board of Directors of Histogenics Corporation, a regenerative medicine company, from June 2013 to February 2014. From 2006 to 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. Mr. Greenleaf also served as President of MedImmune Ventures, a wholly owned venture capital fund within the AstraZeneca Group, from January 2010 to June 2013. Prior to serving as President of MedImmune, Mr. Greenleaf was the Chief Commercial Officer of the company, responsible for its commercial, corporate development and strategy functions. Mr. Greenleaf is a member of the Board of Directors of Mast Therapeutics, Inc., a clinical-stage biopharmaceutical company developing novel therapies for sickle cell disease, heart failure and stroke, and of Mirna Therapeutics, a clinical-stage biopharmaceutical company developing a broad pipeline of microRNA-based oncology therapeutics. Mr. Greenleaf currently chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. Mr. Greenleaf is also a member of the Board of Directors of Pharmaceutical Research and Manufacturers of America (PhRMA) and Biotechnology Industry Organization (BIO), where he serves on the Governing Boards of the Emerging Companies Section and the Health Section. Mr. Greenleaf earned a bachelor’s degree from Western Connecticut State University and a master’s degree in business administration from St. Joseph’s University. Our board of directors believes the characteristics that qualify Mr. Greenleaf for service on our board of directors include his leadership experience and extensive commercialization, strategic planning, and drug development experience in the biopharmaceutical industry.

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The board of directors recommends a vote “FOR” the election of the director nominee.

Directors Continuing in Office until the 2018 Annual Meeting (Class 3)

John H. Johnson, age 59. Mr. Johnson became a Director of Sucampo in December 2014 and was appointed as our lead independent director in January 2016. Since August 2014, Mr. Johnson has served as the founder and principal of Plum Brook Advisors, a consulting firm. From February 2012 through August 2014, he served as chairman, president and chief executive officer of Dendreon Corporation, a biotechnology company. He previously served as chief executive officer and Board member of Savient Pharmaceuticals, Inc., from January 2011 to February 2012. From 2008 to 2011, Mr. Johnson served as president of Eli Lilly & Company's Oncology Unit. He was chief executive officer of Imclone Systems, Inc., from 2007 to 2008 and served on its board of directors until its acquisition by Eli Lilly in 2008. Before joining Imclone, he held various executive roles of increasing responsibility, including Company Group Chairman of Biopharmaceuticals at Johnson & Johnson from 2005 to 2007, where he was responsible for the Johnson & Johnson Biotechnology, Immunology and Oncology commercial businesses. From the beginning of his healthcare career in 1983, Mr. Johnson held multiple executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corp. and Pfizer, Inc. Mr. Johnson currently serves as a member of the board of directors of the public companies Cempra Pharmaceuticals, Inc., Histogenics Corporation, Portola Pharmaceuticals, Inc. and Strongbridge Biopharma plc. Within the last five years, Mr. Johnson also served as the chairman of the board of the public company Tranzyme Pharma, Inc. Mr. Johnson has also served as a member of the board of directors of several prominent industry organizations, including Pharmaceutical Research and Manufacturers of America (PhRMA), the Health Section Governing Board of Biotechnology Industry Organization (BIO), and BioNJ. Mr. Johnson received a Bachelor of Science degree from East Stroudsburg University of Pennsylvania. Our board of directors believes the characteristics that qualify Mr. Johnson for service on our board of directors include his leadership experience and extensive commercialization, licensing and strategic planning experience in the biopharmaceutical industry.

Robert J. Spiegel, M.D. FACP, age 67. Dr. Spiegel became a Director of Sucampo in January 2015. He is the President and Founder of Spiegel Consulting, LLC, and since 2012 has been an Associate Professor at Weill Cornell Medical Center. Dr. Spiegel previously served as Chief Medical Officer for PTC Therapeutics, Inc. from January 2014 through April 2016, and Chief Medical Officer at Schering-Plough Research Institute from 1998 to 2009, where he held positions of increasing responsibility after joining the company in 1983. He currently serves as Chairman of NexImmune, Inc. and Vidac Pharma, private biotechnology companies. He also serves on the Board of Directors of the public companies Edge Therapeutics, Inc. since August 2013 and Geron Corporation since May 2010, and as an advisor to a number of biotechnology companies. He also serves as an advisor to the Israel Biotech Fund and Warburg Pincus, a global private equity investment institution. He previously served on the boards of directors of Capstone Therapeutics Corp., a publicly traded biotechnology company, from May 2010 to January 2012, and Talon Therapeutics, a publicly traded biopharmaceutical company, from July 2010 until its acquisition by Spectrum Pharmaceuticals in July 2013. He received his B.A. degree from Yale University and his M.D. degree from the University of Pennsylvania. Our board of directors believes the characteristics that qualify Dr. Spiegel for service on our board of directors include leadership experience and extensive research and development, drug licensing and strategic planning experience in the biopharmaceutical industry.

Timothy P. Walbert, age 50. Mr. Walbert became a Director of Sucampo in October 2015. He has served as President and Chief Executive Officer of Horizon Pharma plc. since 2008 and as the chairman of its board of directors since 2010. Prior to Horizon, he served as President, Chief Executive Officer and member of the board of directors of IDM Pharma, Inc., a publicly held biotechnology company, from 2007 until its acquisition by Takeda in 2009. From 2006 to 2007, Mr. Walbert served as Executive Vice President, Commercial Operations of NeoPharm, Inc., a biotechnology company. From 2001 to 2005, Mr. Walbert was Divisional Vice President and General Manager, Immunology, and Divisional Vice President, Global Cardiovascular Strategy at Abbott, now AbbVie, a biopharmaceutical company, where he led the global development and launch of the multi-indication biologic HUMIRA. Earlier in his career, he held the position of Director, Celebrex North America and Arthritis Team Leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company, now Pfizer, as well as sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth Pharmaceuticals, Inc., now Pfizer. Mr. Walbert has served as member of the board of directors Egalet Corporation, a publicly held pharmaceutical company, since March 2014 and as its chairman since June 2015. Mr. Walbert is also chairman of the Illinois Biotechnology Industry Organization (iBIO). Mr. Walbert also served as a member of the board of directors of XOMA Corporation, a publicly held biotechnology company, between 2010 and May 2017. He was a director of Raptor Pharmaceutical Corp., a publicly held pharmaceutical company, from April 2011 until July 2014. Mr. Walbert also serves as a director of the Pharmaceutical Research and Manufacturers of America (PhRMA), the Biotechnology Industry Organization (BIO), World Business Chicago (WBC), the Greater Chicago Arthritis Foundation and the Illinois Innovation Council. Mr. Walbert earned a B.A. degree from Muhlenberg College. Our board of directors believes the characteristics that qualify Mr. Walbert for service on our board of directors include demonstrated leadership and extensive experience in evaluating, acquiring, developing and commercializing assets in the pharmaceuticals industry.

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Directors Continuing in Office until the 2019 Annual Meeting (Class 1)

Paul R. Edick, age 61. Mr. Edick became a Director of Sucampo in July 2016. He has served as president and chief executive officer of Xeris Pharmaceuticals since January 2017 and currently serves as Founding Partner at 3G Advisors, a consultancy to the pharmaceutical, healthcare and healthcare investor communities. From July 2010 to November 2014, Mr. Edick was Chief Executive Officer and board member of Durata Therapeutics, a publicly held biopharmaceutical company addressing the growing need for new antibiotics to treat infectious diseases that was acquired by Actavis in November 2014. Prior to Durata, he was Chief Executive Officer of Ganic Pharmaceuticals, Inc., a Warburg Pincus specialty pharmaceutical investment vehicle, and prior to that he was Chief Executive Officer at MedPoint Healthcare, Inc. Mr. Edick has also held a number of senior positions at GD Searle & Company, and at Pharmacia Corporation following its acquisition of the company, culminating in his appointment as Pharmacia’s Group Vice President and President for Asia and Latin America. He has served as a member of the Board of Directors of the public companies PDL BioPharma, Inc. since September 2015, of NewLink Genetics, Inc. since July 2011, and of Neos Therapeutics, Inc. since June 2015. Mr. Edick is also Chairman of the Board of Iterum Therapeutics, a private company. Mr. Edick earned a B.A. degree in Psychology from Hamilton College. Our board of directors believes the characteristics that qualify Mr. Edick for service on our board of directors include consistent leadership, extensive deal experience in the pharmaceutical industry and a deep understanding of the industry.

Maureen E. O’Connell, age 55. Ms. O’Connell became a Director of Sucampo in February 2013. Since 2007, she has served as the Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Scholastic Corporation, a publishing, education and media company. From 2005 to 2006, she was Executive Vice President and Chief Financial Officer at Affinion Group, Inc., a marketer of membership, insurance and loyalty programs. Ms. O’Connell previously held a series of progressively more responsible positions, including President and Chief Operating Officer and Executive Vice President, Chief Financial and Administrative Officer at Gartner, Inc., a technology research and advisory firm. Ms. O’Connell has also had additional senior management positions including Executive Vice President and Chief Financial Officer at Barnes & Noble, Chief Financial Officer and Vice President at Publishers Clearing House, Senior Vice President of Finance and Marketing Analysis at BMG Direct, and Chief Financial Officer and Senior Vice President at Primedia, Inc. She earned a bachelor’s degree in accounting and economics from Stern School of Business Administration at New York University and is a Certified Public Accountant in the state of New York. Our board of directors believes the characteristics that qualify Ms. O’Connell for service on our board of directors include her senior leadership experience in finance and operations, including in particular her current and previous experience as a chief financial officer for public companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, audit committee charter, compensation committee charter, nominating and corporate governance committee charter, code of conduct and code of ethics are available on our website at www.sucampo.com under Investors, Governance, Governance Documents. Information on our website is not incorporated by reference in this Proxy Statement. Alternatively, you can request a copy of any of these documents by writing to Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of their duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which outline a framework for the conduct of our board’s business, provide that:

•	our board’s principal responsibilities are to protect the interest of our stockholders and to oversee the management of our company;
•	a majority of the members of our board of directors shall be independent directors;
•	the independent directors shall meet regularly in executive session;
•	directors have full and free access to management and, as necessary, independent advisors;
•	the nominating and corporate governance committee will conduct an annual evaluation of our board of directors and its committees to determine whether they are functioning effectively; and
•	the nominating and corporate governance committee will oversee an annual evaluation of executive succession plans.

Board Determination of Independence

Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an independent director if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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Our board of directors consults with counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the NASDAQ Listing Rules. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our board of directors has affirmatively determined that all six of the current non-employee directors of our company—Messrs. Edick, Johnson and Walbert, Drs. Getman and Spiegel, and Ms. O’Connell—who collectively constitute a majority of our board of directors, are independent directors as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and that none of these directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Greenleaf is not independent by virtue of his position as our Chief Executive Officer.

Board of Directors Meetings and Attendance

Our board of directors met six times during the year ended December 31, 2016, either in person or by teleconference. As required under applicable NASDAQ rules, during the year our independent directors met regularly scheduled executive sessions at which only independent directors were present; there were four such executive sessions held in 2016. During 2016, each of our directors attended at least 75% of the aggregate of the number of board and committee meetings held during the period for which he or she served. We currently do not have a formal policy with regard to board members’ attendance at our annual meeting of stockholders, but we generally encourage our board members to attend. All of our directors attended the 2016 annual meeting of stockholders.

Board Leadership Structure

Our board of directors regularly evaluates whether or not the roles of chairman of the board of directors and chief executive officer should be separate and, if they are to be separate, whether the chairman of the board of directors should be selected from the non-employee directors or be an employee of the company. The board of directors believes these issues should be considered as part of the board of directors’ broader oversight and succession planning process. Effective January 1, 2016, our board of directors appointed Peter Greenleaf, our chief executive officer, as chairman of the board of directors. Our board of directors believes that Mr. Greenleaf is currently best situated to serve as chairman of our board of directors due to his demonstrated leadership, his knowledge of our company’s products and technology, and his vision for our company’s future.

Our corporate governance guidelines provide that in the event the chairman of our board of directors is not an independent director, a majority of our board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as the lead independent director. Accordingly, our board of directors appointed John H. Johnson as lead independent director concurrently with the change in chairmanship.

We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Board believes that Mr. Greenleaf, as a combined Chief Executive Officer and Chairman, is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.

The Board appointed Mr. Johnson as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer and Chairman: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chairman, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chairman and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Board believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

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Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. Our board of directors believes an effective enterprise risk management, or ERM, system will timely identify the material risks that our company faces, and through such ERM system, management will communicate necessary information with respect to material risks to our board of directors or the relevant board committee, implement appropriate and responsive risk management strategies consistent with our company’s risk profile and integrate risk management into our company’s decision-making. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our entire board of directors oversees general risk management of our company and continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for our company. To support this key function, our executive management team conducts an annual risk assessment program and discusses the results with the Board. Our board of directors also encourages management to promote a corporate culture that incorporates risk management into the corporate strategy and day-to-day business operations. Our audit committee focuses on oversight of the financial risks of our company and the steps management has taken to monitor and control such exposures. Our audit committee also oversees and approves all related party transactions and monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee annually reviews our company’s corporate governance guidelines and their implementation, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee considers risks that may result from changes in compensation programs and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. We believe that the leadership structure of our board of directors supports effective oversight of our company’s risk management.

Board Committees

Our board of directors has established audit, compensation and nominating and corporate governance committees, each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are available on our website at www.sucampo.com under Investors, Governance, Governance Documents. Information on our website is not incorporated by reference in this Proxy Statement. Each committee is composed solely of members who are independent within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules and who also satisfy the other requirements for committee composition imposed by NASDAQ and the SEC. Our board of directors may from time to time establish one or more other committees with such responsibilities as may be delegated to them by our board of directors.

Audit Committee

Our audit committee consists of John H. Johnson, Maureen E. O’Connell, Robert J. Spiegel and Timothy P. Walbert, with Ms. O’Connell serving as the chair of the committee. The audit committee met six times in 2016.

Our audit committee assists our board of directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s retention, qualifications and independence and the performance of our independent registered public accounting firm.

Our audit committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	appointing, evaluating, retaining, setting the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures;
•	reviewing our company’s major financial and operational risks and management’s assessment, monitoring and control of those risks;
•	evaluating from time to time the necessity of adopting a formal internal audit function and overseeing that function, if adopted;
•	reviewing and approving all related party transactions on an ongoing basis;
•	establishing policies and procedures for the receipt and resolution of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and management;
•	preparing the audit committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter on an annual basis; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of the audit committee qualifies as an independent director under the applicable NASDAQ rules and the applicable rules and regulations of the SEC. Our board of directors has also determined that each member of the audit committee is financially literate under Rule 5605(a)(2)(A)(iv) of the NASDAQ Listing Rules and that Ms. O’Connell is qualified as an “audit committee financial expert” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. O’Connell’s level of knowledge and experience based on a number of factors, including her formal education and her business experience as a chief financial officer for public reporting companies.

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Audit Committee Report*

As stated in its charter, among other responsibilities, the audit committee's role is to oversee our responsibility for the preparation, presentation, and accuracy of our financial statements, for the appropriateness of the accounting principles and reporting policies that are used by us, and for establishing and maintaining effective internal control over financial reporting. Our independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting and for reviewing our unaudited interim financial statements.

The audit committee evaluates the independent registered public accounting firm’s performance, manages relations with our independent registered public accountants and evaluates policies and procedures relating to internal control systems. The audit committee’s functions are not intended to duplicate or to certify the activities of management and the independent public accountants. The audit committee serves a board level oversight role in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants, and its experience in business, financial and accounting matters.

The audit committee has reviewed our audited financial statements for the year ended December 31, 2016 and discussed them with our management and our independent registered public accounting firm.

The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, and has also received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding their communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm the firm’s independence from our company and our management. The audit committee has also concluded that the provision of the non-audit services to our company in 2016 was compatible with our independent registered public accounting firm’s independence.

In addition to the matters specified above, the audit committee discussed with our independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The audit committee met with our independent registered public accounting firm periodically, with and without management present, to discuss the results of their examinations, the overall quality of the company’s financial reporting and their reviews of the quarterly and year-end financial statements and draft of the quarterly and annual reports.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

By the Audit Committee of the Board of Directors of
Sucampo Pharmaceuticals, Inc.

Maureen E. O’Connell, Chair
John H. Johnson
Robert J. Spiegel
Timothy P. Walbert

______________

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Paul R. Edick, Daniel P. Getman, Robert J. Spiegel and Timothy P. Walbert, with Mr. Walbert serving as the chair of the committee.

The Compensation Committee met six times in 2016. Our committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers.

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Our Compensation Committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity compensation plans;
•	reviewing and evaluating the compensation plans and arrangements to ensure those plans and arrangements align with our company’s principal financial and operational risks;
•	overseeing the evaluation of the performance of our senior executives;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	preparing the compensation committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Each year, the Compensation Committee reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in our proxy statements and other filings, as applicable.

Our board of directors has determined that each member of our compensation committee qualifies as an independent director under the applicable NASDAQ and SEC rules.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the EVP of Global Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

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The Compensation Committee continues to engage Willis Towers Watson, a global consulting company with a practice focused on the compensation issues facing technology and life sciences companies at all stages of development, to assist in the evaluation of our director and executive compensation programs. In appointing Willis Towers Watson, the committee was mindful of the six factors prescribed by the SEC and NASDAQ. The total fees paid to Willis Towers Watson in respect of 2016 for other services did not exceed $120,000. As a result of this, in addition to their approach, staffing model and Code of Conduct, the Compensation Committee concluded that there were no conflicts of interest with respect to Willis Towers Watson providing services to the Compensation Committee. The Compensation Committee requested that Willis Towers Watson:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals;
•	review the peer group of companies used for external market comparisons;
•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•	provide the Compensation Committee with independent analysis of compensation recommendations and practices in light of market and regulatory conditions.

Under its charter, the Compensation Committee may delegate authority to one or more executive officers to grant, without any further action required by the Compensation Committee, equity incentive awards to certain employees. Accordingly, the Compensation Committee has delegated to our chief executive officer the authority to grant stock options and restricted stock units to employees under our 2016 Equity Incentive Plan, or the 2016 Plan, within the following parameters:

(i)	such awards shall be on the terms set forth in the applicable form of award agreement as approved by the Board or the Compensation Committee from time to time;

(ii)	the exercise price of any stock option awards shall be equal to the closing price of our class A common stock on the date of the grant;

(iii)	the CEO is not authorized to make awards (a) to himself/herself, any other “executive officer” of the Company as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), any “officer” of the Company under Rule 16a-1 of the 1934 Act, or any other person that the Board or Compensation Committee may from time to time designate in writing; (b) in aggregate, in any calendar year, awards with respect to more than 1,000,000 shares of the Company’s class A common stock; or (c) to any person, in any calendar year, awards with respect to more than 200,000 shares of the Company’s class A common stock; provided, that for purposes of the foregoing limits, each share subject to a Full Value Award as defined in the 2016 Plan (e.g., RSUs) will be treated as an award of 1.44 shares, in accordance with the 2016 Plan; and

(iv)	the CEO shall maintain a list of the awards made pursuant to this delegated authority and shall report to the Compensation Committee regarding such awards, at such times and in such form as the Committee may from time to time request.

Our Compensation Committee has implemented an annual review process for our executives pursuant to which the committee approves annual salary adjustments, annual cash bonus targets, including achievement of previously established bonus targets, and annual equity incentive awards. Our Chief Executive Officer and human resources team prepare compensation recommendations regarding the compensation of each of our executive officers, other than our Chief Executive Officer, and present these recommendations to our Compensation Committee for approval. The committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of these goals and objectives and determines his compensation based on this evaluation.

Our board of directors as a whole determines the compensation to be paid to our board members upon the recommendation of our compensation committee, which seeks input from Willis Towers Watson regarding such compensation.

Compensation Committee Interlocks and Insider Participation

During 2016, the members of our compensation committee included Ms. Barbara Munder (chair until May 31, 2016, when she resigned from the board of directors and the compensation committee), Drs. Getman and Spiegel, Mr. Walbert (chair since June 1, 2016), and, from August 1, 2016, Mr. Paul R. Edick. Our Compensation Committee currently consists of Mr. Edick, Drs. Getman and Spiegel, and Mr. Walbert (chair).

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No member of our Compensation Committee was at any time during 2016, or has formerly been, an officer or employee of our company or any subsidiary of our company, and no member of our compensation committee had any relationship with our company during 2016 requiring disclosure under Item 404 of Regulation S-K.

During 2016, none of our executive officers served as a member of the board of directors or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who serve as a member of our board of directors or compensation committee.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

By the Compensation Committee of the Board of Directors of
Sucampo Pharmaceuticals, Inc.

Timothy P. Walbert, Chairman
Paul R. Edick Daniel P. Getman
Robert J. Spiegel

______________

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Paul R. Edick, Daniel P. Getman, John H. Johnson and Maureen E. O’Connell, with Dr. Getman serving as the chair of the committee. The nominating and corporate governance committee met four times in 2016.

Our nominating and corporate governance committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	recommending to our board of directors the persons to be nominated for election as directors or to fill vacancies on our board of directors and to be appointed to each of our board of directors’ committees;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	identifying, reviewing and assessing board governance risks and developing a process to monitor and control those risks;
•	developing and recommending to our board of directors corporate governance principles and guidelines;
•	overseeing a periodic self-evaluation of our board of directors;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of our nominating and corporate governance committee qualifies as an independent director under the applicable NASDAQ rules.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our nominating and corporate governance committee and our board of directors.

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In considering whether to recommend any particular candidate for inclusion in our board of director’s slate of recommended director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Our nominating and corporate governance committee also considers the diversity of our board members and any candidates and nominees. Our board of directors or our nominating and corporate governance committee has not adopted any particular standard or policy with respect to diversity, but it considers varied backgrounds, experiences and perspectives in evaluating candidates, nominees and fellow directors. Our nominating and corporate governance committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, skills and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting the names of such candidates, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of any class of our common stock for at least a year as of the date such recommendation is made, to the Corporate Secretary, c/o Sucampo Pharmaceuticals, Inc., 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850. Assuming that appropriate biographical and background material has been provided on a timely basis, our nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals.”

Code of Conduct and Code of Ethics

Our board of directors has adopted a Code of Conduct and reviews it annually. Our Code of Conduct sets forth standards of conduct for all of our officers, directors and employees and those of our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf. Our Code of Conduct is available on our website at www.sucampo.com. Information on our website is not incorporated by reference in this Proxy Statement. We intend to post on our website any amendments to, or waivers from, our Code of Conduct.

Our board of directors also adopted a Code of Ethics for the chief executive officer and senior officers, which along with specific complaint procedures are available on our website at www.sucampo.com. Information on our website is not incorporated by reference in this Proxy Statement. We intend to post on our website any amendments to, or waivers from, our Code of Ethics for the chief executive officer and senior officers.

Communicating with the Board of Directors

Our board of directors has adopted a process for stockholders and others to send communications to our board of directors and will give appropriate attention to written communications that are submitted by stockholders and other interested parties and respond if and as appropriate. The lead independent director or, if there is no lead independent director, the chairman of our board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Corporate Secretary, Sucampo Pharmaceuticals, Inc., 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850.

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PROPOSAL TWO

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since August 2015. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy, entitled to vote on the matter and voting affirmatively or negatively will be required to ratify the selection of Ernst & Young LLP.

Independent Registered Public Accounting Firm’s Fees

The following tables summarize the fees of Ernst & Young LLP, our principal accountant for each of the last two fiscal years, for audit and other services. Fees paid to PricewaterhouseCoopers LLP during 2015 are not included in the table below.

	Year Ended December 31,
Fee Category	2016	2015
Audit Fees (1)	$1,757,612	$715,000
Audit-Related Fees (2)	1,125,000	-
Tax Fees (3)	492,554	15,450
All Other Fees (4)	87,828	14,795
Total fees	$3,462,994	$745,245

(1)	Audit Fees consist of fees for professional services rendered for the audits of our annual consolidated financial statements and for the review of our quarterly financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit-Related Fees consist of consulting and advisory fees related to potential acquisitions and strategic transactions.
(3)	Tax Fees consist of fees for various tax consulting services.
(4)	All Other Fees consists of consulting and advisory fees related to various accounting issues.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies and procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

All fees for services provided by Ernst & Young LLP during 2016 and 2015 were pre-approved by the audit committee in accordance with the pre-approval policy and procedures described above.

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Change in Independent Registered Public Accounting Firm

On August 12, 2015, the audit committee of our board of directors dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm and selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2015. In connection with our audit for the fiscal year ended December 31, 2014, and in the subsequent period before PricewaterhouseCoopers LLP’s dismissal on August 12 2015, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused PricewaterhouseCoopers LLP to report the disagreement if it had not been resolved to the satisfaction of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP’s report on the financial statements for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of an opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers LLP’s letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to our Current Report on Form 8-K filed on August 14, 2015.

During the fiscal year ended December 31, 2014 and the subsequent interim period before our engagement of Ernst & Young LLP, we did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on our financial statements.

The board of directors recommends a vote in favor of Proposal 2.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 Annual Meeting, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests, while remaining consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. In particular, our policies and practices are designed to:

• provide compensation levels sufficient to retain our existing executives and, when necessary, to attract new executives;

• reward, on an annual basis, individual performance that promotes the success of our company; and

• motivate our executives to achieve the critical financial, product and development milestones set by management and our board of directors.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and voting affirmatively or negatively on the matter at the annual meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, including as a result of the frequency vote described in Proposal Four, the next scheduled say-on-pay vote will be at the 2018 Annual Meeting of Stockholders.

The Board of Directors recommends a vote in favor of Proposal 3.

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Proposal Four – Advisory Vote on the Frequency of Solicitation of
Advisory Shareholder Approval of Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, enable the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a say-on-pay vote. Currently, consistent with the preference expressed by the stockholders at the Company’s 2011 Annual Meeting, the policy of the Board is to solicit a say-on-pay vote every year. Accordingly, the Company is again asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders once every year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow stockholders to provide direct input on the Company’s compensation philosophy, policies and practices every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its stockholders on executive compensation and corporate governance matters.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote will be deemed to be the frequency preferred by the stockholders.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

The Board Of Directors recommends a vote in favor of “One Year” on Proposal 4.

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Executive Officers

As of April 3, 2017, our executive officers and their respective ages and positions are as follows:

Name	Age	Position
Peter Greenleaf	47	Chief Executive Officer and Chairman of the Board of Directors
Peter Pfreundschuh	48	Chief Financial Officer
Matthias Alder	52	Executive Vice President, General Counsel and Corporate Secretary
Max Donley	48	Executive Vice President, Global Human Resources, Information Technology and Strategy
Peter Kiener, D.Phil.	64	Chief Science Officer

Each of our executive officers serves until he resigns, retires or is otherwise removed or replaced.

Peter Greenleaf. For more information about Mr. Greenleaf, see ‘‘Other Directors’’ above.

Peter Pfreundschuh. Mr. Pfreundschuh has served as our Chief Financial Officer since March 2017. He served as Vice President, Finance and Chief Financial Officer of Immunomedics Inc., a biopharmaceutical company, from September 2013 to June 2016 and as a consultant to that company from June 2016 to August 2016. From November 2008 until June 2013, Mr. Pfreundschuh was the Chief Financial Officer of CircuLite Inc., a commercial medical device company. Prior to that, Mr. Pfreundschuh was the Executive Director of Business Development and Licensing for AstraZeneca Pharmaceuticals L.P. Before AstraZeneca, he served at Johnson and Johnson in a variety of capacities, including Controller of the R&D division and Controller/Director of Marketing and Global Business Analytics, as well as Chief Financial Officer/Treasurer for 3 Dimensional Pharmaceuticals, which was acquired by Johnson and Johnson. Mr. Pfreundschuh has also held management positions at Alimenterics, Inc., and American Standard Companies, Inc., and was a Senior Auditor at Ernst & Young, LLP. Mr. Pfreundschuh received an M.B.A. with a concentration in finance from Rider University, a B.S. in accounting from Rutgers University School of Business, and continued his education through the Executive Strategic Marketing Program in Healthcare at the Kellogg School of Management at Northwestern University. He is a licensed Certified Public Accountant in New Jersey.

Matthias Alder. Mr. Alder became our Executive Vice President for Business Development and Licensing in October 2014. In May 2015, he also assumed the role of General Counsel and Corporate Secretary. In March 2017, the Business Development and Licensing role was transitioned to a new employee. Prior to joining Sucampo, he served as Executive Vice President of Corporate Development and Legal Affairs and Corporate Secretary at Cytos Biotechnology AG, a biopharmaceutical company focused on the development of targeted immunotherapies, from 2013 to October 2014. From 2006 to 2012, Mr. Alder held various executive management roles at Micromet, Inc., serving as Senior Vice President Administration, General Counsel and Secretary at the time of the acquisition of Micromet by Amgen in 2012. He was also a partner in the Life Sciences Transactions Practice at Cooley LLP from 1997 to 2006, where he represented biotech companies in strategic transactions with pharmaceutical companies. Earlier in his career, Mr. Alder was in-house counsel at Ciba-Geigy and Novartis. Mr. Alder earned law degrees from the University of Basel and the University of Miami and is qualified to practice law in Switzerland and the United States.

Max Donley. Mr. Donley is our Executive Vice President of Global Human Resources, IT and Strategy. Mr. Donley became our Executive Vice President of Human Resources in June 2014. Prior to joining Sucampo, Mr. Donley was the Executive Vice President of Human Resources and Corporate Affairs for MedImmune LLC, the global biologics arm of AstraZeneca, from 2000 to 2013. From 1993 to 2000, Mr. Donley served as the Director of Human Resources and Development at Bed, Bath, & Beyond. Mr. Donley began his career at Fairfield Resources, where he worked from 1992 to 1993, and R.H. Macy & Co. Inc., where he worked from 1991 to 1992. Mr. Donley co-founded Axcelerant Health, a healthcare technology accelerator firm. Mr. Donley earned a bachelor’s degree in general studies from the University of Michigan, and a master’s degree in business administration from George Mason University.

Peter Kiener, D.Phil. Dr. Kiener became our Chief Science Officer in October 2014. Prior to joining Sucampo, he served as Chief Scientific Officer of Ambrx Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates, from August 2013 to September 2014. From 2009 to August 2013, Dr. Kiener was President and Co-founder of Zyngenia Inc., an early-stage biopharmaceutical company. He also held leadership roles of increasing responsibility from 2001 to 2009 at MedImmune LLC, the global biologics arm of AstraZeneca, including Executive Vice President and Global Head of Biologics Research and Development, Senior Vice President and Head of Global Research, and Vice President of Research. Dr. Kiener worked on biologics for Bristol-Myers Squibb from 1983 to 2001. He started his career at the University of North Texas/Texas College of Osteopathic Medicine, where he was an Assistant Professor from 1982 to 1983, and the University of Massachusetts at Amherst, where he was a Research Associate from 1978 to 1982. Dr. Kiener currently serves as a director of the private companies Resolve Therapeutics, LLC, Cue Biopharma, Inc. and Tetragenetics, Inc. He has published more than 120 papers in peer-reviewed journals and is an inventor on more than 40 patents and patent applications. He earned a bachelor’s degree in chemistry from the University of Lancaster and a doctorate of philosophy in biochemistry from the University of Oxford.

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STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our class A common stock as of April 3, 2017 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock;
•	each of our directors;
•	each of the current and former executive officers named in the Summary Compensation Table; and
•	all of our currently serving directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our class A common stock. Applicable percentages are based on 43,454,617 shares outstanding on April 3, 2017, adjusted as required by rules promulgated by the SEC. Shares of our class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 3, 2017 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of calculating the percentage ownership of that person but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Sucampo Pharmaceuticals, Inc., 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850.

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The following table sets forth the number of shares of our class A common stock beneficially owned by the indicated parties as of April 3, 2017.

	Number of Shares
	Beneficially Owned		Percentage of
Name and Address of Beneficial Owner	Class A		Total Voting Power
5% stockholders:
Ryuji Ueno	10,537,628	(1)	24.25%
Sachiko Kuno	10,537,627	(2)	24.25%
RJ Fund, LLC	9,006,585	(1)	20.73%
SK Impact Fund, LLC	8,137,344	(2)	18.73%
Sachiko Kuno Foundation, Inc.	2,400,283	(2)	5.52%

Named Executive Officers and Directors:
Peter Greenleaf	763,289	(3)	1.73%
Andrew P. Smith	352,941	(4)	*
Matthias Alder	44,849	(5)	*
Max Donley	135,082	(6)	*
Peter Kiener	218,924	(7)	*
Paul R. Edick	-	^	*
Daniel P. Getman	69,800	^	*
John H. Johnson	52,300	^	*
Maureen E. O'Connell	99,800	^	*
Robert J. Spiegel	52,300	^	*
Timothy P. Walbert	24,800	^	*
All currently serving executive officers and directors as a group (11 persons)	1,814,085	(8)	4.13%

^	Consists solely of shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 3, 2017.
*	Represents beneficial ownership or voting power of less than one percent.
(1)	This information has been obtained from a Schedule 13D filed on December 29, 2016. Consists of 9,006,585 shares of class A common stock held by RJ Fund, LLC (the “Ueno LLC”) and 1,531,043 shares of class A common stock held by Ryuji Ueno Foundation, Inc. (the “Ueno Foundation”). Dr. Ueno serves as the manager and President of the Ueno LLC and also serves as the sole director and President of the Ueno Foundation. The principal office address for the Ueno LLC and the business address for Dr. Ueno is 28307 Mallard Drive, Easton, Maryland 21601. The Ueno Foundation maintains its principal office at 4521 Wetherill Drive, Bethesda, Maryland 20814. Dr. Ueno also serves as trustee of the Ryuji Ueno 2002 Revocable Trust (the “Trust”), which is the sole member of the Ueno LLC. The Ueno LLC serves as an investment vehicle for Dr. Ueno.
(2)	This information has been obtained from a Schedule 13D filed on December 29, 2016. Consists of 8,137,344 shares of class A common stock held by SK Impact Fund, LLC (the “Kuno LLC”) and 2,400,283 shares of class A common stock held by Sachiko Kuno Foundation, Inc. (the “Kuno Foundation”). The principal office address for the Kuno LLC and the business address for Dr. Kuno is 2001 L Street, NW, Suite 750, Washington, DC 20036. Dr. Kuno serves as the manager and President of the Kuno LLC and also serves as the sole director and President of the Kuno Foundation, which maintains its principal office at 28307 Mallard Drive, Easton, Maryland. Dr. Kuno also serves as trustee of the Sachiko Kuno 2002 Revocable Trust (the “Trust”), which is the sole member of the Kuno LLC. The Kuno LLC serves as an investment vehicle for Dr. Kuno.
(3)	Consists of 3,289 shares of class A common stock held by Mr. Greenleaf and 760,000 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 3, 2017.
(4)	Consists of 491 shares of class A common stock held by Mr. Smith and 352,450 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 3, 2017.
(5)	Consists of 4,224 shares of class A common stock held by Mr. Alder and 40,625 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 3, 2017.
(6)	Consists of 2,332 shares of class A common stock held by Mr. Donley and 132,750 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 3, 2017.
(7)	Consists of 1,357shares of class A common stock held by Dr. Kiener and 217,567 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 3, 2017.
(8)	Consists of 11,693 shares of class A common stock held by officers and 1,802,392 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 3, 2017 held by officers and directors.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2016, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant and a related person has a direct or indirect material interest. We consider a related person to be one of our executive officers, directors, director nominees or holders of 5% or more of our common stock, or the immediate family members of any of the foregoing.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer or the audit committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of our audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by our audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the related person transaction without regard to the amount of any profit or loss;
•	whether the related person transaction was undertaken in the ordinary course of our business;
•	whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related person transaction; and
•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is consistent with our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

There have been no transactions since January 1, 2016 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described below under “Executive Compensation.”

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION FROM THE COMMITTEE

Dear Stockholder, During 2016, we continued to implement Sucampo’s compensation philosophy and principles. Following the work undertaken in 2014 to develop our compensation framework and its subsequent deployment in 2015, it remained fit for purpose in 2016. As explained last year, we continued to phase in the use of individual performance as a means of varying compensation. Initially this was used to inform base salary and annual incentive plan outcomes (along with other factors which we detail in this report); in 2016 we additionally used it to adjust target long-term incentive awards.

Your Committee remains confident that the framework and programs we have in place are appropriate, although we will continue to keep these under review given the fast-changing sector in which we operate. We will endeavor to ensure that compensation continues to align with our business strategy and stockholder interests, while reflecting competitive market practices as needed. An example of this are the conversations that the Committee had during 2016 regarding our lack of equity incentive mix in the context of a fast-changing sector. More details on this, and the changes we are implementing for 2017, can be found below under the heading “Long-Term Incentive Plan.”

2016 was a tumultuous year for biotechnology stocks, but we are proud that even in a year where stocks in the sector suffered losses versus 2015, Sucampo’s performance exceeded that of those companies in our NASDAQ Biotech Index comparator peer group. This was underpinned by strong underlying Company performance, including significant growth in revenues, earnings and EBITDA, and the achievement of several key corporate objectives. You will read more about this in the context of our pay for performance under the Annual Incentive Plan.

Please find below an executive summary of performance and associated compensation for your Named Executive Officers in 2016, followed by more detail to help inform your vote at our 2017 Annual Stockholders Meeting.

The Compensation Committee of the Board of Directors of
Sucampo Pharmaceuticals, Inc.

Timothy P. Walbert, Chairman

Paul R. Edick

Daniel P. Getman

Robert J. Spiegel

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EXECUTIVE SUMMARY

In this section, we provide an overview of the Compensation Committee’s major decisions in 2016 and resulting changes to NEO compensation. Detailed information follows in the balance of the Compensation Discussion & Analysis report.

In 2016, we continued the transformation of Sucampo that began with the appointment of Peter Greenleaf as our CEO in March 2014. In 2016, we outperformed relevant NASDAQ Biotechnology Index (NBI) constituents. While Sucampo stock ended the year lower by 12%, our performance exceeded that of the NBI comparator, which ended the year lower by 35%. We also exceeded analyst consensus estimates for revenue, EBITDA and profitability for the year. These results were in part driven by the acquisition of R-Tech Ueno Ltd., the manufacturer of our flagship product AMITIZA, which allowed us to enhance our revenue, consolidate the manufacturing profits and take operational control over the supply chain of that product.

In order to strengthen and maintain this performance- and results-oriented corporate culture, Sucampo needs to ensure compensation drives behaviors that will support our strategy while remaining attractive in the highly dynamic and competitive biopharmaceutical market. Our employees and leaders will play a critical role in the successful execution of our strategy, both now and in the future.

Linking our Compensation and Business Strategies

Sucampo’s overarching strategy harnesses the strengths of the company to build the business for sustained success in the future. A key focus is on building a sustainable future through portfolio progression and diversification, both with respect to our commercial-stage products and our development pipeline. Our compensation programs are a key tool to attract and retain top talent, while incentivizing and rewarding them for performance that is in the best interests of our shareholders.

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Sucampo Vision: To be a leading, fully integrated, biopharmaceutical company centered on science and innovation with a passionate and relentless pursuit to develop solutions for patients in need.

Compensation Philosophy: Sucampo is a publicly-traded, global commercial biopharmaceutical company for which talent is a strategic cornerstone. As such, our compensation philosophy will ensure we are able to:

1.	Attract, retain and engage new talent globally
2.	Ensure consistent, strong leadership through viable succession planning
3.	Ensure sustainable engagement, focus and motivation to achieve critical business, financial, R&D and product milestones through strategically-aligned annual and long-term incentive programs
4.	Provide a competitive compensation package, targeted at the median percentile of total direct compensation. Compensation to be based on peer group market data comprising industry peers that represent our business competitors and talent pool, with leveraged upside when performance exceeds target
We have established the following Compensation Guiding Principles to support the implementation of our Compensation Philosophy:

•	Compensation programs should be simple, equitable and transparent. They should affirm a rewards philosophy that will support Sucampo’s strategy and effectively attract and retain critical biopharmaceutical talent.
•	Compensation decisions should be timely and informed by market practices, strategy and talent needs in order to be nimble in a highly competitive biopharmaceutical labor market.
•	Programs should provide a strong linkage to financial and milestone results while also recognizing individual performance, in particular, that of our top performers.
•	The Annual Incentive Plan (AIP), formally known as the Non-Equity Incentive Plan, should incorporate a limited number of metrics to sustain powerful line of sight to critical objectives.
•	The AIP should have appropriate leverage to reward for out-performance, balancing participant and shareholder expectations.
•	Equity is a valuable resource that will be allocated based upon employee level, contribution, performance, potential and affordability.
•	Changes and the rationale for change should be clearly communicated to ensure understanding by key stakeholders.

Our 2016 Named Executive Officers

Our Named Executive Officers (NEOs) for 2016 were as follows:

•	Peter Greenleaf - Chief Executive Officer
•	Andrew P. Smith – Former Chief Financial Officer
•	Matthias Alder – Executive Vice President, General Counsel and Corporate Secretary
•	Max Donley - Executive Vice President, Global Human Resources, Information Technology and Strategy
•	Peter Kiener - Chief Science Officer

Say On Pay Vote in 2016

The Board was pleased that, as further discussed below, approximately 99% of the stockholders that voted on say on pay in 2016 supported the Company. However, there was also a significant abstention. The Committee understands that the reason for this abstention reflected views on the compensation philosophy Sucampo has adopted and applied to the Named Executive Officers. While the Committee was disappointed at this significant abstention, it is satisfied that the majority of shareholders do agree with the structures that are in place, which are largely consistent with market norms in the North American bio-pharma arena, and so no changes were implemented in 2016 as a result of this abstention. Minor changes were made as a result of other factors during the year and these are described in the section below.

Compensation Changes in 2016

Following the development of a formal compensation framework in 2014, and rollout in 2015, there were no substantial changes to our compensation programs as they apply to Named Executive Officers during 2016. The most notable change was introducing variation in 2016 LTI awards to account for individual performance, similar to payments under the AIP, as discussed in greater detail below under the heading “Compensation Practices – Our Compensation Framework.”

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In accordance with the Committee’s annual activities, a review of the compensation peer group was undertaken by the Committee’s independent compensation consultant. As a result of this review five companies were removed from the peer group (Aerie, Avalanche, DepoMed, Theravance and VIVUS) and six companies were added (Eagle, Halozyme, Innoviva, Reata, Spectrum and Supernus). This reflected Sucampo’s financial profile, specifically market capitalization and revenue, as well as additional screening factors including total employee headcount, R&D expense, and pipeline profile. The 2016 peer group therefore comprised the following companies:

AMAG	Exelixis	Ironwood	Ophthotech	Vanda
Arena	Halozyme	MacroGenics	Reata	Zogenix
DURECT	Innoviva	Momenta	Spectrum
Eagle	Inovio	Nektar	Supernus

PERFORMANCE OVERVIEW In this section, we provide highlights of Sucampo’s performance in 2016, reflecting factors considered by the Compensation Committee in assessing variable pay outcomes for the NEOs.

Pay for Performance

In line with our compensation philosophy, our NEOs’ compensation comprises a significant portion of performance-linked elements.

As these charts illustrate, our compensation programs provide a balanced mix of fixed and variable pay in accordance with our compensation philosophy.

Performance Highlights

Highlights of our 2016 performance are summarized below. These, along with other factors detailed in this report, resulted in annual bonus outcomes for our NEOs ranging from 122% to 167% of target.

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Revenue

Sucampo reported year-over-year total revenue growth of 50% to $230.1 million.

Product sales revenue increased to $128.8 million, representing 94% year-over-year growth, and product royalty revenue grew 11% year-over-year to $82.5 million.

Adjusted Net income

Adjusted net income for the year was $66.2 million, compared to net income of $ 43.7 million for 2015. This represented a 52% year-over-year increase.

Adjusted net income, a non-GAAP financial measure, adjusts for specified items that can be highly variable or difficult to predict, and various non-cash items, which includes amortization of acquired intangibles, inventory step-up adjustment, R&D intangible asset impairment, restructuring costs, legal settlement, acquisition related expenses, amortization of debt financing costs, debt extinguishment, R&D license option expense, acquisition related acceleration of deferred revenue, foreign currency translations and the tax impact of these adjustments.

Adjusted EPS

Adjusted diluted earnings per share, a non-GAAP financial measure, for 2016 were $1.51, up by 58% over $0.96 in 2015.

For a discussion of adjusted net income, adjusted EPS and other non-GAAP metrics used by the Company to evaluate its operating performance, including a reconciliation to the nearest GAAP financial measure, see pages 48-49 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 8, 2017.

Pipeline Development

Based on the clinical data generated throughout the year, we have made significant changes to our pipeline, leaving us now focused on two key programs, which are the lifecycle management of AMITIZA and our Phase III partnership with Cancer Prevention Pharmaceuticals, or CPP, in familial adenomatous polyposis. Both of these programs have important milestones expected in 2017. In addition, following our acquisition of Vtesse, Inc. in April 2017, we now have an additional program in late-stage development: VTS-270, which is in a pivotal Phase 2b/3 study for the treatment of Niemann-Pick Disease Type C-1.

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CORPORATE GOVERNANCE PRACTICES In this section, we provide details of the Corporate Governance framework, procedures and practices at Sucampo as they relate to executive officer compensation.

Compensation Committee

The Compensation Committee is comprised solely of independent directors; at the end of 2016, these were Paul R. Edick, Daniel P. Getman, Robert J. Spiegel and Timothy P. Walbert.

Details of the Compensation Committee’s duties are summarized in the Corporate Governance Report section of this proxy statement and are fully set out in the Compensation Committee’s charter which can be found on our website: www.sucampo.com under the heading “Investors, Governance, Governance Documents”.

The purpose of the Compensation Committee is to oversee the manner in which the Board discharges its responsibilities relating to Sucampo’s compensation policies, plans and programs, and to review and determine, as appropriate, the compensation of the Company’s executive officers and directors.

Advisors to the Compensation Committee

Independent Advisors

The Compensation Committee has retained Willis Towers Watson (WTW) as its independent compensation consultant. WTW does not perform any other consulting work or any other services for our company, reports directly to the Compensation Committee, and takes direction from the chairperson of the Compensation Committee. As further discussed above under the section titled “Information Regarding the Board of Directors and Corporate Governance – Board Committees – Compensation Committee,” the Compensation Committee has assessed the independence of WTW pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in 2016 or currently exists that would prevent WTW from serving as an independent consultant to the Compensation Committee.

The Compensation Committee considers analysis and advice from its independent consultant when making compensation decisions for the Chief Executive Officer and other senior executives. The independent consultant’s work for the Compensation Committee includes recommending updates to our peer group, performing data analysis and market assessments, and preparing related reports.

Internal Advisors

The Compensation Committee can seek the input of management to inform decision-making. In particular, the Committee may choose to invite certain individuals to attend meetings or contribute written materials, although no individual is present when matters pertaining to his or her own compensation are being discussed. During the year, the Committee sought the input of the Corporate Secretary in his capacity as secretary to the Committee, the EVP of Human Resources and the Chief Executive Officer.

Governance Policies Underpinning our Compensation Framework

At Sucampo, there are various practices we have actively implemented and others we have actively chosen not to implement to reflect what we believe are in the best interests of our shareholders.

What We Do		What We Don’t Do
•	Pay for performance	•	No executive perquisites
•	Mitigate undue risk in compensation programs through informed target setting and equity ownership guidelines	•	No re-pricing underwater stock options
•	Include double-trigger change in change of control provisions for LTI awards	•	No excise tax gross-ups upon a change in control
•	Provide modest benefits in line with those offered to all Sucampo employees, except for an executive life insurance policy	•	No inclusion of the value of equity awards in severance calculations
•	Prohibit the hedging or pledging of Sucampo securities as detailed in our Insider Trader Policy	•	No separate change in control agreements
•	Maintain a Code of Conduct that may provide for recouping compensation in certain circumstances (often referred to as “clawback”)	•	No single-trigger change in control payments or equity award vesting
•	Retain the services of an independent compensation consultant

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Equity Ownership Guidelines

Since 2014, the following equity ownership guidelines apply for the CEO and other NEOs of Sucampo, as well as for our directors. Individuals covered by the guidelines will have five years to achieve the required level of equity ownership, either from the date the program was implemented or their date of appointment to a covered role.

Role	Equity Ownership Requirement (Multiple of Annual Base Salary or Board retainer, as applicable)
CEO	5.00
Director	3.00
CFO	2.00
Other NEOs	1.00

Equity that is considered when assessing an individual’s achievement of the guidelines includes shares of Sucampo’s common stock owned by the individual, unvested restricted stock units and vested, in-the-money stock options.

Through the adoption of this equity ownership requirement, the Compensation Committee is formalizing the alignment between our NEOs, directors and shareholders by requiring key individuals within our company to maintain a minimum level of personal interest in Sucampo stock.

2016 Say-on-Pay Vote

We conducted our annual advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2016. Approximately 99.0% of the votes cast on the say-on-pay proposal, which under our bylaws excludes the impact of abstentions, supported the proposal, following supporting votes of 99.8% and 99.6% in 2015 and 2014, respectively. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders.

While the level of support amongst those shareholders that cast a vote was high, there was a significant abstention by a small group of shareholders. Following the annual meeting, our Board and management engaged in discussions with these shareholders. The Committee considered the results of such discussion, along with the views of other shareholders and the Committee’s own assessment of the compensation landscape, in making its decisions for 2016. On balance, the Committee is both comfortable and confident that the current compensation philosophy and executive compensation design continue to be appropriate; they reflect competitive market norms among North American small-cap pharmaceutical companies and they drive collaborative performance across our executive team for the benefit of our stockholders. The historic levels of support for our say-on-pay proposals demonstrate that the majority of shareholders share this view. The Committee will continue to keep this under review as a matter of course.

COMPENSATION PRACTICES
In this section, we provide details of the NEO compensation framework, practices and outcomes for 2016.

Our Compensation Framework

Following the work undertaken in 2014 and 2015 to establish a compensation framework, in 2016 we applied and further refined our compensation system to enhance the use of individual performance assessments. Our compensation framework primarily consists of three elements that are designed to reward performance in a simple and straightforward manner—base salaries, annual performance-based incentive bonuses and long-term equity awards. While the compensation elements are intended to be long-standing, the way in which they are used may change in line with evolving strategy, market and regulatory trends.

Our framework is underpinned by a performance management system, which uses individual performance assessments to inform compensation decisions such as merit increases, annual bonus performance and, starting in 2016, determining the size of long-term incentive awards.

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The purpose, key features and changes to each compensation element awarded to our executive officers in 2016 are summarized below.

Compensation Element	Purpose	Features	Changes
Base Salary	To reward individual performance, experience and value in the market; provides a fixed level of compensation for day-to-day job requirements and gives executive officers a degree of certainty in light of having a majority of their compensation at risk	• Reviewed annually with changes effective in March • Market benchmarked • Target levels at market median • Set to reflect size and scope of the role, as well as individual experience and performance	• Increases of 3.3 – 18.0% approved during 2016
Annual Incentives

To focus on and reward company and individual performance over a one-year period; motivates executive officers to achieve corporate and individual business goals to increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions

		• Paid in cash • Based on a combination of company performance (70% - 100%) and individual performance (0% - 30%) • Maximum value of 2x target amount	• No changes
Long-Term Incentives

To ensure alignment of shareholder and executive interests to drive sustainable growth over the long-term; motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term and to stay with the company by mitigating swings in incentive values during periods when market volatility weighs on our stock price

•  New hire and annual stock option awards subject to four-year ratable vesting

•  Performance stock option grants and stock option grants in connection with promotions may be made as appropriate

•  Ability under the plan to grant alternative vehicles, including restricted stock units

• Application of performance management system to vary target award values based on individual performance factor
Benefits	To attract and retain employees, promote employee health and welfare and enable individuals to provide for their retirement

•  No enhanced benefits for executives other than executive life insurance

•  401(k) with match of 50 cents on the dollar up to 10% of total cash compensation

• Matching funds will vest at 50% at two years’ service, 75% at three years’ service and 100% at four years’ service

•  NEOs based in Switzerland participate in the statutory Swiss retirement plan as mandated by the local Government

• No changes

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We will now discuss each element in more detail.

Base Salary

During the year, the Compensation Committee reviewed base salaries for the NEOs and approved the merit increases described below. When determining whether any change would be made, consideration was given to competitive market data for the established peer group and to individual performance. The increases for our NEOs were based primarily on our company-wide performance system, which assigns a range for salary increases based on individual performance.

Mr. Greenleaf’s increase reflected several factors. First, the Compensation Committee sought to reward Mr. Greenleaf for his exceptional performance during 2015; second, the Committee considered market data regarding median salaries for chief executives within our peer group. Mr. Greenleaf’s initial salary, upon his appointment as CEO in 2014, was intentionally positioned below the market median. Given his performance in role, and the time since his appointment, the Compensation Committee determined it was more appropriate to position Mr. Greenleaf’s salary between the market median and 75th percentile.

Mr. Donley’s increase also reflected several factors. These included his strong individual performance during 2015, the continued expansion of his roles and responsibilities, market data for comparable roles and internal parity with other Executive Vice Presidents.

2016 Base Salaries

NEO	Title	2015 Base Salary	2016 Base Salary	Change
Peter Greenleaf	Chief Executive Officer and Chairman of the Board of Directors	$569,107	$671,546	+18.0%
Andrew P. Smith	Former Chief Financial Officer	$355,250	$366,796	+3.3%
Matthias Alder	EVP, General Counsel and Corporate Secretary	$387,600	$404,073	+4.3%
Max Donley	EVP, Global HR, IT and Strategy	$348,150	$400,373	+15.0%
Peter Kiener	Chief Science Officer	$397,800	$418,685	+5.3%

Annual Incentive Plan

The AIP measures and rewards performance against our corporate scorecard, and in the case of the NEOs other than the CEO, individual performance. A minimum aggregate performance factor of 50%, based on the personal/corporate weighting described in the table below, is necessary to receive a bonus; this level of performance is the basis for the “threshold” entries in the table below and in the “Grants of Plan-Based Awards” table. Achieving maximum performance against corporate and individual objectives can result in a performance factor of up to 200%. These percentages target median pay based on peer group analysis.

Weighting and Opportunity

NEOs	Performance Objective Weighting		Opportunity(1)
	Corporate	Individual	Threshold	Target	Maximum
CEO	100%	0%	30%	60%	120%
Other NEOs	70%	30%	20%	40%	80%

(1)	Opportunity expressed as a percentage of total non-bonus earnings during the year, i.e., salary earned during the year. Because annual salary changes do not take effect until March of each year, total non-bonus earnings for a calendar year differ slightly from base salary for the same year.

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Each NEO’s bonus is calculated as follows:

Bonus = (2016 Non-Bonus Earnings x Target Opportunity Percentage) x [(Individual Performance Rating x Weight of Individual Performance Rating) + (Corporate Performance Rating x Weight of Corporate Performance Rating)]

For 2016 the Compensation Committee approved 13 corporate goals as summarized below. The bonuses were paid in March 2017, following our Compensation Committee’s assessment and approvals. The amount of the bonuses is set forth on the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation”.

Performance Assessment

In early 2017, the Compensation Committee assessed performance against the established 2016 Sucampo corporate scorecard and recommended an overall achievement level of 152.5%, which was approved by the board.

In the following table, we disclose the targets for each goal, but for reasons of commercial sensitivity and potential harm to Sucampo’s competitive performance in the market, we have not disclosed the actual amounts or details of the associated stretch targets. The material commercial harm arises from the entry of a new competitor for our principal commercial product; the competitor could be in a position to determine pricing, sales penetration and market share. None of the performance information excluded contained sales or earnings targets.

Objectives and targets		Achievement	Achievement Percentage
Deliver financials
Revenue	Total revenue exceeds both target and stretch goals	Above stretch target	27.5%
Cash Flow Management	Managed cash flow from operations above the specified target and stretch levels	Above stretch target	17.5%
Profitability	Net income after tax exceeds both target and stretch goals	Above stretch target	17.5%
Deliver Pipeline
Analysis and assessment of cobiprostone clinical trial results (both in oral mucositis and NERD/GERD), resulting in go/no go decision		Target	20.0%
Assessment of VAP-1 inhibitor program viability
Progress Amitiza for pediatrics
Progress Amitiza alternative formulation for adults, including trial initiation
Partnering/Licensing
Generic Incursion	Settle Dr. Reddy's litigation	Above stretch target	17.5%
Outlicense/Partner	Outlicense or partnership of one pipeline asset / program to enhance portfolio focus	Target	5.0%
Diversify Pipeline	Acquire or in-license one pipeline program	Target	5.0%
Diversify Revenue and Portfolio	Secure additional revenue and portfolio through business development activity	Not Achieved	0%
Shareholder Value	Outperform relevant subset of Nasdaq Biotech Index	Above target	17.5%
Overall Corporate Scorecard Performance Factor			127.5%
In addition to the corporate goals established for 2016, the Compensation Committee considered the overall progress of the company towards its long term strategic and operational objectives, as well as the progress made with respect to aligning the organizational capabilities towards achieving these objectives. Consideration was given to the efficiency of the RTU integration, completion of convertible debt financing, and substantial enhancements to internal functional capabilities, including finance, supply chain and manufacturing, strategic business analytics, and IT systems infrastructure. In light of the additional achievements and overall progress made by Sucampo, the board of directors, upon the recommendation of the Compensation Committee, set the corporate performance factor at 152.5%.
Overall Corporate Performance Factor			152.5%

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Our Compensation Committee approved the CEO’s recommendations for executives’ individual performance ratings based on their individual goals. Individual performance factors for the NEOs ranged from 51% - 200%, with a maximum of 200%; some of the key achievements included the following:

NEO	Key Achievements	Individual Performance Factor
Andrew Smith	• Implementation of updates to internal infrastructure, including financial reporting systems • Improvements to control and audit procedures • Completion of convertible note offering	51%
Matthias Alder	• Settlement of Dr. Reddy’s Laboratories litigation • Execution of collaboration agreement with Cancer Prevention Pharmaceuticals • Consistent leadership and support for business development transactions, convertible note financing and corporate governance matters	125%
Max Donley	• Overachievement of financial and operational targets in connection with RTU integration • Upgrades to HR and benefits functions, key personnel • Improvements to IT hardware, infrastructure and systems • Continued strategic engagement with board committees	200%
Peter Kiener	• Rigorous and timely evaluation of pipeline programs • Scientific diligence for multiple licensing opportunities • Successful integration of RTU operations • Key technical representative for alliance management teams	175%

The CEO’s AIP award is based solely on Sucampo’s corporate performance. When making decisions regarding the CEO’s base salary or long-term incentive awards, the Compensation Committee undertakes a comprehensive performance review that takes into account the assessment of the independent directors, executive team feedback and performance against corporate scorecard.

Long-Term Incentive Plan

The Compensation Committee has determined that in 2016 stock option grants with a four-year vesting period continue to be an appropriate long-term incentive vehicle, as they focus the NEOs on long-term and sustainable growth in shareholder value. They also provide a meaningful opportunity for wealth creation, balanced with a long-term time horizon appropriate to our industry at the stage of Sucampo’s evolution. These stock option grants with time-based vesting may be made in connection with the initial hire as well as in connection with a promotion and on an annual basis in conjunction with the performance and compensation review cycle.

The Compensation Committee may also decide to make performance stock option grants, if deemed appropriate and consistent with the compensation philosophy and stockholder interests. No such awards were made in 2015 or 2016.

Given the importance of this plan in driving an ownership and performance culture while serving as an attraction and retention tool, the broad employee population also participates in the stock option program.

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Awards Granted in 2016

Prior to 2015, we did not typically award long-term incentive grants on an annual basis. During 2014, target LTI grant guidelines were established for the NEOs pursuant to which they would receive a target annual long-term incentive grant with a defined total fair market value. These guidelines currently provide for long-term incentive awards to be made in the form of stock options, subject to a four-year vesting schedule. The target guidelines as of the grant date, as a percentage of the NEO’s base salary, are as follows:

Role	Value of Target LTI Grant (Multiple of Annual Base Salary)
CEO	3.00
CSO	1.50
CFO	1.20
Other NEOs	1.00

In accordance with the compensation framework, 2016 LTI award amounts were varied to account for individual performance, similar to payments under the AIP; however, unlike the AIP, these awards were not adjusted in a formulaic manner based on performance. Rather, the Compensation Committee considered other factors, including market data and share usage. The “Grants of Plan-Based Awards” table below sets forth the actual number of options granted in 2016.

Awards Granted in 2017

In connection with our most recent performance evaluation cycle, the Compensation Committee reconsidered our sole reliance on stock options as a long-term incentive vehicle. The market dynamics in our sector have continued to evolve over the last two years; consequently, the attraction and retention value of stock options has deteriorated substantially. In response to this change, the Committee decided to introduce restricted stock unit awards alongside stock option awards from 2017 onward. Awards will be split equally across the two vehicles, with restricted stock vesting at the end of a three-year service period. The combination of the two will provide a powerful incentive to both sustainably grow the long-term value of Sucampo, while providing a more immediate attraction and retention driver over the near-term.

Benefits

All of our executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees.

All full-time and part-time employees who are at least 21 years of age are eligible to enroll in the 401(k) plan at any time. Employee contributions are matched at 50 cents on the dollar, up to 10% of total cash compensation. Matching funds will vest at 50% at two years’ service, 75% at three years’ service, and 100% at four years of service. In addition, each of our NEOs is eligible to participate in our employee stock purchase plan, or ESPP, on the same basis as all other full-time employees.

As part of his promotion to Chief Financial Officer in January 2015, Andrew Smith was required to relocate from Switzerland to the United States. In connection with this move, we provided certain additional benefits to Mr. Smith during 2015, including relocation assistance and a housing allowance. The value of each of these benefits is described in the Summary Compensation Table. Under our Global Tax Equalization Policy, we also made certain estimated income tax payments to Mr. Smith during 2015 and 2016; a reconciliation of estimated and actual taxes due will be performed following the submission of his tax returns for each such year.

In addition to the benefits described above, the NEOs are members of an executive life insurance plan.

Change in Control and Severance Provisions

Pursuant to employment agreements with our NEOs, each is entitled to specified benefits in the event of termination of employment or termination of employment in connection with a change of control under specified circumstances. We have provided estimates of the value of these severance and change of control benefits under various circumstances under “Potential Payments upon Termination or Change of Control” section of this proxy statement. The goal of these benefits is not only to recognize the value that key positions provide to the organization but also to serve as a recruitment and retention tool to ensure we attract and retain such key talent. These agreements reflect the negotiations with our NEOs at the time we entered into the agreements, as well as our desire to have a consistent set of benefits across the executive team. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that additional change-in-control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that a NEO departs our company before a transaction is completed.

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In particular we would note the following:

•	Equity awards have double-trigger change in control provisions, such that outstanding awards granted under our equity plan will not automatically vest and pay out solely as a result of the change in control, but rather will only be subject to accelerated vesting upon certain terminations of employment in connection with the change in control; and

•	No excise tax gross-ups are provided upon change in control.

Clawback Policy

Although we have not currently adopted a policy regarding the recoupment of awards in certain circumstances, we intend to comply fully with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

Accounting and Section 162(m) Tax Considerations

We account for share-based awards exchanged for employee services in accordance with the Compensation— Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. In accordance with the topic, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to named executive officers (other than the chief financial officer) to $1,000,000 per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner designed to best promote our corporate objectives. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to executive officers will be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to best promote our objectives, we have not adopted a policy that requires all compensation to be deductible. We intend to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

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Summary Compensation Table

The following table sets forth the total compensation earned for the years ended December 31, 2016, 2015 and 2014 by our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (5)	Total
Peter Greenleaf	2016	$652,991	-		$3,061,590	$615,513	$9,000	$4,339,094
Chief Executive Officer and	2015	$565,288	-		$1,985,865	$592,379	$8,843	$3,152,375
Chairman of the Board of Directors	2014	$440,192	-		$4,838,780	$369,762	$2,025	$5,650,759

Andrew P. Smith	2016	$364,518	-		$415,502	$183,961	$95,894	$1,059,874
Former Chief Financial Officer	2015	$349,768	$53,600	(3)	$685,038	$210,477	$110,861	$1,409,744
	2014	$285,953	-		$108,473	$138,053	$37,883	$570,362

Matthias Alder	2016	$400,900	-		$455,594	$239,061	$9,965	$1,105,520
EVP, General Counsel and	2015	$388,981	-		$472,825	$248,232	$1,680	$1,111,718
and Corporate Secretary	2014	$70,154	-		$1,594,320	$35,919	$280	$1,700,673

Max Donley	2016	$390,876	-		$546,713	$268,753	$9,000	$1,215,342
EVP, Global Human Resources,	2015	$347,675	-		$264,782	$252,987	$5,523	$870,967
Information Technology and	2014	$187,846	-		$828,758	$96,177	$4,648	$1,117,429
Strategy

Peter Kiener	2016	$414,721	-		$847,550	$272,949	$12,000	$1,547,221
Chief Science Officer	2015	$399,188	-		$728,151	$267,185	$7,699	$1,402,222
	2014	$72,000	$100,000	(4)	$1,594,320	$36,864	$9,030	$1,812,214

(1)	The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption "Stock-Based Compensation" in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.
(2)	The amounts shown in this column represent the amounts paid for cash incentive bonuses earned for the indicated year, even if such amounts were paid in the subsequent year. See “Compensation Practices – Annual Incentive Plan” above for a discussion of the calculation of this amount for the year ended December 31, 2016.
(3)	Bonus was paid in Swiss Francs. Based on average exchange rate in effect during February 2015.
(4)	Signing bonus in connection with commencement of employment.
(5)	The amounts shown in this column for 2016 represent company 401(k) matching contributions, and in the case of Mr. Smith only, a tax equalization payment of $90,218 and company 401(k) matching contributions of $5,676.

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Grants of Plan-Based Awards

The following table sets forth additional information regarding the plan-based awards we granted to our named executive officers in the year ended December 31, 2016.

2016 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards
Name	Grant Date	Threshold($)(1)	Target ($)(2)	Maximum ($)(3)	(#)	($)	($)(4)
Peter Greenleaf	3/2/16				420,000	13.80	3,061,590
		201,464	402,928	805,855
Andrew P. Smith	3/2/16				57,000	13.80	415,502
		73,359	146,718	293,437
Matthias Alder	3/2/16				62,500	13.80	455,594
		80,815	161,629	323,258
Max Donley	3/2/16				75,000	13.80	546,713
		80,075	160,149	320,298
Peter Kiener	3/2/16				116,270	13.80	847,550
		83,737	167,474	334,948

(1)	This column reflects the minimum amount of the cash bonus, if any, payable under our Annual Incentive Plan to the executive for 2016, based on the achievement of an aggregate personal and corporate performance rating of 50%. The actual amounts earned during 2016, and paid in March 2017, are reflected in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table.
(2)	This column reflects the target amount of the cash bonus payable under our Annual Incentive Plan to the executive for 2016, based on the achievement of a median personal performance rating of and the target level of corporate goal achievement. The actual amounts earned during 2016, and paid in March 2017, are reflected in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table.
(3)	This column reflects the maximum amount of the cash bonus payable under our Annual Incentive Plan to the executive for 2016. The actual amounts earned during 2016, and paid in March 2017, are reflected in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table.
(4)	The assumptions used in valuing the option awards we granted during 2016 are described under the caption “Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2016. All of these options were granted under our Amended and Restated 2006 Stock Incentive Plan. Our named executive officers did not hold restricted stock or other stock awards at the end of 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date
Peter Greenleaf	300,000	300,000	(1)	8.49	3/3/2024
	100,000	100,000	(2)	5.90	7/31/2028
	52,500	157,500	(3)	14.82	3/4/2025
	-	420,000	(7)	13.80	3/2/2026

Andrew P. Smith	61,600	-		4.41	5/2/2021
	25,000	-		6.75	9/11/2024
	12,500	37,500	(4)	15.06	1/30/2025
	5,500	16,500	(3)	14.82	3/4/2025
	-	57,000	(7)	13.80	3/2/2026

Matthias Alder	-	150,000	(5)	8.33	10/27/2024
	12,500	37,500	(3)	14.82	3/4/2025
	-	62,500	(7)	13.80	3/2/2026

Max Donley	75,000	75,000	(6)	7.40	6/9/2024
	25,000	-		6.75	9/11/2024
	7,000	21,000	(3)	14.82	3/4/2025
	-	75,000	(7)	13.80	3/2/2026

Peter Kiener	150,000	150,000	(5)	8.33	10/27/2024
	19,250	57,750	(3)	14.82	3/4/2025
	-	116,270	(7)	13.80	3/2/2026

(1)	These options vest in two remaining equal annual installments on March 3, 2017 and 2018.
(2)	These options vest in two remaining equal installments on September 29, 2017, and July 31, 2018.
(3)	These options vest in three remaining equal annual installments on March 4, 2017, 2018 and 2019.
(4)	These options vest in three remaining equal annual installments on January 30, 2017, 2018 and 2019.
(5)	These options vest in two remaining equal annual installments on October 27, 2017 and 2018.
(6)	These options vest in two remaining equal annual installments on June 9, 2017 and 2018.
(7)	These options vest in four equal annual installments on March 2, 2017, 2018, 2019 and 2020.

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Option Exercises and Stock Vesting

The following table sets forth information regarding stock option exercises by our named executive officers during 2016. None of our named executive officers held restricted stock or other stock awards, or had any such awards vest, during 2016.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Peter Greenleaf	200,000	$2,018,801
Matthias Alder	150,000	$1,150,232

(1)	Value realized on exercise represents the difference between the closing price of our common stock on the date of exercise and the exercise price of the option, multiplied by the number of shares acquired upon exercise.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2016 regarding securities authorized for issuance under our equity compensation plans, consisting of our 2006 Stock Incentive Plan, Amended and Restated 2006 Employee Stock Purchase Plan and 2016 Equity Incentive Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders:
2006 Stock Incentive Plan	4,648,549	$10.86	-
2006 Employee Stock Purchase Plan	-	-	496,324
2016 Equity Incentive Plan (1)	138,450	$12.66	5,170,312

Equity compensation plans not approved by stockholders:
None	-	-	-
	4,786,999	$10.89	5,666,636

(1)	The first column includes 63,700 shares of restricted stock units, but with no exercise price, these restricted stock units are excluded from the calculation of weighted average exercise price.

Potential Payments upon Termination or Change of Control

The section below describes the payments that may be made to the named executive officers in connection with a change in control or pursuant to specified termination events, pursuant to the terms of the employment agreements between us and them.

Peter Greenleaf.  Mr. Greenleaf’s employment agreement provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified situations.

Termination without cause, for death or disability or for good reason. In the event that we terminate Mr. Greenleaf’s employment without cause or due to Mr. Greenleaf’s death or disability, or Mr. Greenleaf terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to (i) 12 months of his then-current base salary, plus (ii) an amount equal to his target bonus for the year in which his employment is terminated. He also will receive reimbursement of his COBRA premiums until the earliest of (a) 12 months from separation, and (b) the date he becomes eligible for insurance coverage from another source. In addition, vesting is automatically accelerated for the portion of his unvested, outstanding stock options and other equity awards that would have vested during the 12-month period following the date of termination.

Termination following a change in control. If, in advance of the closing or within 12 months following a change in control of our company, we terminate Mr. Greenleaf’s employment without cause or Mr. Greenleaf terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to (i) 24 months of his then-current base salary, plus (ii) an amount equal to two times (2x) his target bonus for the year in which his employment is terminated. He also will receive reimbursement of his COBRA premiums until the earliest of (a) 24 months from separation and (b) the date he becomes eligible for insurance coverage from another source. In addition to the cash severance payments described above, 100% of his then-outstanding stock options and other equity awards that have a duration vesting condition will become vested and exercisable, as applicable and any then-outstanding stock options and other equity awards with a performance vesting condition will immediately vest and may be exercised only to the extent the performance targets have been achieved or would be achieved by such change in control.

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These severance payments and benefits are subject to Mr. Greenleaf executing, delivering and not revoking a release of claims in favor of our company.

Andrew P. Smith; Matthias Alder; Peter Kiener; Max Donley.  Our employment agreement with each of these executives provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified situations.

Termination without cause, for death or disability, or for good reason. In the event that we terminate the executive’s employment without cause or due to his death or disability, or the executive terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to 12 months of his then-current base salary. He also will receive reimbursement of his COBRA premiums until the earliest of (a) 12 months from separation and (b) the date he becomes eligible for insurance coverage from another source. In addition, vesting is automatically accelerated for the portion of his unvested, outstanding stock options and other equity awards that would have vested during the 12-month period following the date of termination.

Termination following a change in control. If, in advance of the closing or within 12 months following a change in control of our company, we terminate the executive’s employment without cause or the executive terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to (i) 18 months of his then-current base salary, plus (ii) except for Mr. Alder, an amount equal to one and one-half times (1.5x) his target bonus for the year in which his employment is terminated. He also will receive reimbursement of his COBRA premiums until the earliest of (a) 18 months from separation and (b) the date he becomes eligible for insurance coverage from another source. In addition to the payments described above, 100% of his then-outstanding stock options and other equity awards that have a duration vesting condition will become vested and exercisable, as applicable and any then-outstanding stock options and other equity awards with a performance vesting condition will immediately vest and may be exercised only to the extent the performance targets have been achieved or would be achieved by such change in control.

These severance payments and benefits are subject to the executive executing, delivering and not revoking a release of claims in favor of our company.

Estimated Current Value of Post-Employment Severance Benefits

The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2016, when the closing price of our common stock was $13.55.

			No Change in Control				Change in Control
Name	Death or Disability ($)		Termination Without Cause ($)		Termination for Good Reason ($)		Termination Without Cause or for Good Reason ($)
Peter Greenleaf	2,228,705	(1)	2,228,705	(1)	2,228,705	(1)	4,457,410	(2)
Andrew P. Smith	373,944	(3)	373,944	(3)	373,944	(3)	780,994	(4)
Matthias Alder	817,085	(3)	817,085	(3)	817,085	(3)	1,421,378	(5)
Max Donley	652,510	(3)	652,510	(3)	652,510	(3)	1,334,302	(4)
Peter Kiener	811,461	(3)	811,461	(3)	811,461	(3)	1,664,152	(4)

(1)	Consists of 12 months’ current base salary; 100% of current target bonus for the year in which employment is terminated; reimbursement of COBRA premiums for up to 12 months; and the value of accelerated vesting for unvested, outstanding stock options that would have vested during the 12-month period following the date of termination.
(2)	Consists of 24 months’ current base salary; 200% of current target bonus for the year in which employment is terminated; reimbursement of COBRA premiums for up to 24 months; and the value of accelerated vesting for all unvested, then-outstanding stock options.
(3)	Consists of 12 months’ current base salary; reimbursement of COBRA premiums for up to 12 months; and the value of accelerated vesting for unvested, outstanding stock options that would have vested during the 12-month period following the date of termination.
(4)	Consists of 18 months’ current base salary; 150% of current target bonus for the year in which employment is terminated; reimbursement of COBRA premiums for up to 18 months; and the value of accelerated vesting for all unvested, then-outstanding stock options.
(5)	Consists of 18 months’ current base salary; reimbursement of COBRA premiums for up to 18 months; and the value of accelerated vesting for all unvested, then-outstanding stock options.

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Board of Directors Compensation

In 2016, we paid each of our non-employee directors an annual retainer of $55,000 for their service, with an additional annual retainer of $30,000 for the lead independent director, Mr. Johnson. We also paid annual retainers of $12,500 to directors serving on our audit committee, $10,000 to directors serving on our compensation committee, and $6,000 to directors serving on our nominating and corporate governance committee. In addition, we paid annual retainers of $15,000 to the chair of our audit committee, $8,500 to the chair of our compensation committee and $8,500 to the chair of our nominating and corporate governance committee. We paid the members of the transaction committee of the board of directors an amount equal to $1,750 (or, for the chair of the committee, $3,000) per meeting attended.

As part of a director’s compensation, new non-employee directors receive an initial grant of 14,700 restricted stock units for shares of our class A common stock, which vest in three equal annual installments through the third anniversary of the grant date. Each year, non-employee directors who are elected or remain a director after the annual stockholder meeting receive an additional grant of 9,800 restricted stock units for shares of our class A common stock, which vest in on the first anniversary of the grant date.

As described in this proxy statement under the section captioned “Compensation Discussion and Analysis—Corporate Governance Practices—Equity Ownership Guidelines,” we have equity ownership guidelines for our board of directors. As of March 2017, all of our directors are either currently in compliance or still within a grace period.

The following table sets forth information regarding the compensation of our directors for the year ended December 31, 2016. Directors who are also employees of our company are not included in this table because they were not separately compensated for their service as directors.

2016 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Paul R. Edick	$29,583	$174,783	$204,366
Daniel P. Getman	86,125	121,618	207,743
John H. Johnson	136,125	121,618	257,743
Barbara A. Munder	39,750	-	39,750
Maureen E. O'Connell	109,875	121,618	231,493
Robert J. Spiegel	83,958	121,618	205,576
Timothy P. Walbert	96,208	121,618	217,826

(1)	The amounts shown in this column reflects fees earned for services rendered in 2016.
(2)	The amounts shown in this column represent the aggregate grant date fair value of restricted stock units computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these restricted stock units are described under the caption "Stock-Based Compensation" in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award. For all directors other than Mr. Edick, the amount represents the grant date fair value of restricted stock units granted on June 2, 2016 in connection with such director’s continued service on the Board following the 2016 annual meeting of stockholders. For Mr. Edick, the amount represents the grant date fair value of restricted stock units granted on August 1, 2016 in connection with his initial appointment to the Board. The aggregate number of option awards and restricted stock units outstanding at December 31, 2016 and held by each non-employee director was as follows: zero shares and 14,700 units for Mr. Edick, 60,000 shares and 9,800 units for Dr. Getman, 50,000 shares and 9,800 units for Mr. Johnson, zero shares and zero units for Ms. Munder, 90,000 shares and 9,800 units for Ms. O’Connell, 50,000 shares and 9,800 units for Dr. Spiegel and 30,000 shares and 9,800 units for Mr. Walbert.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Sucampo stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials or Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials or Notice of Internet Availability of Proxy Materials, please notify your broker or Sucampo. Direct your written request to Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850. Stockholders who currently receive multiple copies of the Annual Meeting materials or Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

By Order of the Board of Directors,

Matthias Alder
Corporate Secretary

Rockville, Maryland

April 21, 2017

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850.

47

SUCAMPO
The Science of Innovation

SUCAMPO PHARMACEUTICALS, INC.
805 KING FARM BOULEVARD, SUITE 550
ROCKVILLE, MD 20850
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25016-P87707 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

SUCAMPO PHARMACEUTICALS, INC.

The Board of Directors recommends that you vote FOR the director nominee listed below under proposal 1.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Director

   01) Peter Greenleaf - Class 2

The Board of Directors recommends you vote FOR proposals 2 and 3.

	Proposal	For	Against	Abstain
2.	Ratification of selection of Ernst & Young LLP as Sucampo Pharmaceuticals, Inc.'s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017	☐	☐	☐
3.	Advisory approval of the compensation of Sucampo Pharmaceuticals, Inc.'s named executive officers	☐	☐	☐

The Board of Directors recommends you vote in favor of "1 YEAR" for the following proposal:

	Proposal	1 Year	2 Years	3 Years	Abstain
4.	Advisory indication of the frequency of stockholder advisory votes on the compensation of Sucampo Pharmaceuticals, Inc.'s named executive officers	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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E25017-P87707

SUCAMPO PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 1, 2017 8:30 AM, Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUCAMPO PHARMACEUTICALS, INC.

The undersigned hereby revokes all previous proxies, acknowledges the receipt of the accompanying Notice of 2017 Annual Meeting of Stockholders To Be Held on June 1, 2017 and Proxy Statement and appoints each of Matthias Alder and Charles R. McFalls as proxies and attorneys-in-fact of the undersigned, each with full power of substitution and revocation, to represent the undersigned and to vote all the shares of class A common stock of Sucampo Pharmaceuticals, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2017 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. to be held at 8:30 a.m., Eastern Time, on June 1, 2017 at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, MD 20850, or any adjournment or postponements thereof, with all the power the undersigned would possess if personally present thereat.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND FOR A FREQUENCY OF "ONE YEAR" FOR PROPOSAL 4.

(Items to be voted appear on the reverse side.)

IF VOTING BY MAIL, SIGN AND DATE ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1